UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant To Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)
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CADENCE DESIGN SYSTEMS, INC.

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CADENCE DESIGN SYSTEMS, INC.
AMENDMENT TO DEFINITIVE PROXY STATEMENT RELATING TO
THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 4, 2023

EXPLANATORY NOTE

This proxy statement amendment (this ‘‘Amendment”) updates and amends our definitive proxy statement (the ‘‘Proxy Statement’’) filed with the Securities and Exchange Commission on March 22, 2023 regarding the 2023 Annual Meeting of Stockholders of Cadence Design Systems, Inc. (the ‘‘Annual Meeting’’) to be held on May 4, 2023 at 1:00 p.m. Pacific Time at www.meetnow.global/MULUXP6 via live audio webcast. Except as updated by this Amendment, all information set forth in the Proxy Statement remains unchanged and should be considered in casting your vote by proxy or in person at the Annual Meeting. Capitalized terms not defined in this Amendment have the meanings set forth in the Proxy Statement. This Amendment, our Notice of 2023 Annual Meeting of Stockholders, our Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 are available at http://www.envisionreports.com/CDNS. From and after the date of this Amendment, all references to the “Proxy Statement” are to the Proxy Statement as amended hereby. The Proxy Statement contains important information, and this Amendment should be read in conjunction with the Proxy Statement.

If you have already voted and would like to change or revoke your vote on any proposal, please refer to the disclosure in the Proxy Statement under “Information About the Annual Meeting,” question and answer number 16 for instructions on how to do so.

The primary purpose of this Amendment is to provide a revised Grants of Plan-Based Awards in Fiscal Year 2022 table to disclose the LTP Awards previously included under the “All Other Stock Awards” column under the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns because vesting of the LTP Awards is subject to achievement of certain absolute and relative TSR goals, as described in the “Compensation Discussion and Analysis” section of the Proxy Statement. The Grants of Plan-Based Awards in Fiscal Year 2022 table is amended and replaced in its entirety with the table below.

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2022

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Anirudh Devgan	3/15/22	—	—	—	—	—	—	—	97,601	142.50	4,779,658
	1/13/22	—	—	—	0	125,852	409,208	—	—	—	20,534,057
	3/15/22	—	—	—	—	—	—	33,575	—	—	4,784,438
	SEBP	0	725,000	1,631,250	—	—	—	—	—	—	—
John M. Wall	3/15/22	—	—	—	—	—	—	—	24,888	142.50	1,218,800
	1/13/22	—	—	—	0	37,756	122,763	—	—	—	6,160,247
	3/15/22	—	—	—	—	—	—	16,620	—	—	2,368,350
	SEBP	0	550,000	1,237,500	—	—	—	—	—	—	—
Neil Zaman	3/15/22	—	—	—	—	—	—	—	23,229	142.50	1,137,557
	1/13/22	—	—	—	0	37,756	122,763	—	—	—	6,160,247
	3/15/22	—	—	—	—	—	—	15,512	—	—	2,210,460
	SEBP	0	550,000	1,237,500	—	—	—	—	—	—	—
Paul Cunningham	3/15/22	—	—	—	—	—	—	—	19,911	142.50	975,070
	1/13/22	—	—	—	0	34,120	110,941	—	—	—	5,567,019
	3/15/22	—	—	—	—	—	—	13,296	—	—	1,894,680
	SEBP	0	450,000	1,012,500	—	—	—	—	—	—	—
Chin-Chi Teng	3/15/22	—	—	—	—	—	—	—	19,911	142.50	975,070
	1/13/22	—	—	—	0	34,120	110,941	—	—	—	5,567,019
	3/15/22	—	—	—	—	—	—	13,296	—	—	1,894,680
	SEBP	0	450,000	1,012,500	—	—	—	—	—	—	—

(1)The Non-Equity Incentive Plan Awards consist of cash bonuses under the SEBP. Pursuant to the terms of the SEBP, bonus amounts are based on base salary earned during the year by each NEO. The minimum dollar amount for each such bonus award is $0.
(2)The Equity Incentive Plan Awards consist of the LTP Awards. The minimum number of shares of each LTP Award is zero. The target number of shares of each LTP Award was calculated based on the application of a Monte Carlo simulation model to determine the probable outcome of the market-based performance conditions. All or a portion of the LTP Award shares vest upon achievement of certain absolute and relative TSR goals, as described in “Compensation Discussion and Analysis” above.
(3)The stock awards granted to Messrs. Devgan, Wall, Zaman, Cunningham and Teng on March 15, 2022 were granted under the Omnibus Plan and vest over three years, with 1/3rd of the shares subject to each such stock award vesting twelve months after the date of grant and the remaining shares vesting in four equal semi-annual installments, subject to the achievement of certain specified performance goals.
(4)The stock options granted to Messrs. Devgan, Wall, Zaman, Cunningham and Teng on March 15, 2022 were granted under the Omnibus Plan and vest over four years, with 1/48th of the shares vesting each month after the date of grant.
(5)The exercise price of the stock options is the closing price of Cadence common stock on the date of grant.
(6)In accordance with SEC rules, the amount shown reflects the grant date fair value of stock awards and option awards granted during fiscal 2022 calculated pursuant to FASB ASC 718. The assumptions used to calculate the valuation of the awards for fiscal 2022 are set forth in Note 9 to the Notes to Consolidated Financial Statements in Cadence’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022. The FASB ASC 718 grant date fair value of the LTP awards was approximately 30.8% of our closing stock price on the grant date and determined using the Monte Carlo simulation method, which utilizes multiple input variables to estimate the probability of meeting the performance objectives established for the award, including the expected volatility of our stock price and a risk-free interest. The grant date fair value of the stock awards and stock options granted during fiscal 2022 is based on the price of Cadence common stock on the date the award was granted and does not reflect any fluctuations in the price of Cadence common stock subsequent to the grant date. The amount shown therefore does not reflect the financial benefit that the holder of the award will actually realize upon the vesting of the award, and with respect to option awards, such amount does not reflect whether the option award will be exercised or exercisable prior to its expiration.

VOTING STANDARDS

In addition, with regards to the vote required for Proposals 2, 3, 5 and 6 to pass, the first sentence in the last paragraph of the section pertaining to the description of each such proposal in the Proxy Statement, which appears under “Voting Information and Board Recommendation,” is amended and replaced with the sentence below:

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on this proposal is required for approval of the proposal.

Similarly, with regards to Proposal 4, the last paragraph of the section pertaining to the description of such proposal in the Proxy Statement is amended and replaced with the paragraph below:

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on this proposal is required for approval of the proposal. If no frequency option receives majority support, the frequency receiving the greatest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote on this proposal will be considered the advisory vote of Cadence stockholders. Abstentions will be treated as being present and entitled to vote on the proposal and, therefore, will have the effect of votes against the proposal (unless no frequency option receives majority support, in which case they will not be counted for the purposes of determining whether the proposal has been approved).

In the section entitled “Information About the Annual Meeting,” question and answer number 11 is revised consistent with the above.